UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 29, 2019

INSULET CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Nagog Park, Acton, Massachusetts 01720
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Insulet Corporation (the “Company”) appointed Lauren Budden to the position of Vice President, Chief Accounting Officer and Controller effective April 29, 2019. Prior to joining the Company, Ms. Budden served as Vice President and Chief Accounting Officer at Gulf Oil, a privately-held distributor of motor fuels, since 2016. From 2015-2016, Ms. Budden served as Vice President-Financial Planning and Analysis for Medtronic plc’s Minimally Invasive Therapies Group. Prior thereto, Ms. Budden served as Vice President-External Reporting at Covidien plc from 2013-2015, as Senior Director- External Reporting from 2012-2013 and as Director-External Reporting from 2007-2012. Ms. Budden began her career with PricewaterhouseCoopers. She received her Bachelor of Science from Boston College and her Master of Business Administration from the University of Massachusetts, Amherst. Ms. Budden is a Certified Public Accountant.

There are no arrangements or understandings between Ms. Budden and any other persons pursuant to which she was selected as an officer. Ms. Budden has no family relationships with any of the Company’s directors or executive officers. There are no transactions involving the Company and Ms. Budden that the Company would be required to disclose pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

April 30, 2019	By:	/s/ Wayde McMillan
Wayde McMillan
Chief Financial Officer